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                                                                     EXHIBIT 2.4

                                                                  EXECUTION COPY


         THIS ESCROW AGREEMENT is dated as of February 13, 2004, (this escrow agreement, including all annexes in each case, as amended from time to time, in accordance with the terms hereof, the "Escrow Agreement"), among IONICS, INCORPORATED, a Massachusetts corporation (the "Buyer"), the entities and persons listed on Annex A hereto (each a "Seller" and collectively, the "Sellers"), Lyman B. Dickerson and Douglas G. Dickerson (each a "Seller's Representative" and collectively, the "Sellers' Representatives") and Citibank, N.A., a national bank organized under the laws of the United States of America , and acting as escrow agent (the "Escrow Agent").

         Buyer and Sellers entered into a Purchase Agreement dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which Buyer has agreed to purchase from Sellers and Sellers have agreed to sell to Buyer their interests in Ecolochem, Inc., a Virginia corporation, Ecolochem International, Inc., a Delaware corporation, Ecolochem S.A.R.L., a societe a responsabilite limitee organized under the laws of France, and Moson Holdings, LLC, a Virginia limited liability company. In accordance with Section 1.06 of the Purchase Agreement, each of the Sellers appointed Sellers' Representatives to act on their behalf under the terms and conditions of this Escrow Agreement.

         Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Purchase Agreement. It is expressly understood and agreed by the parties hereto that all references herein to the Purchase Agreement are for the convenience of the parties hereto other than the Escrow Agent and the Escrow Agent shall have no obligation or duties with respect thereto.

         In accordance with Section 1.03(a)(vi) of the Purchase Agreement, Buyer is hereby depositing with the Escrow Agent the following:

         (i) $20,000,000 in cash (the "Cash Amount"), which shall be allocated among sub-accounts in the name of each Seller (each such sub-account, a "Sub-Account") in the manner and amount set forth on Annex A hereto (such amount of cash placed in a Seller's Sub-Account, together with any Interest (as defined in Section 3) attributable thereto, less any amounts (A) distributed pursuant to any Indemnification Claim or Judicial Claim (as such terms are defined below), or (B) available to be distributed pursuant to any pending Indemnification Claim (whether or not contested) or Judicial Claim, in each case in accordance with the terms and conditions of this Escrow Agreement, a Seller's "Available Cash Amount"), to be held and disposed of as herein provided; and

         (ii) 490,566 shares of Common Stock of Ionics, Incorporated accompanied by duly signed and signature-guaranteed attached stock transfer powers in blank (the "Stock Amount"), which shares of Common Stock shall be allocated among the Sub-Accounts in the manner and amount set forth on Annex B hereto (such amount of shares of Common Stock placed in a Seller's Sub-Account, less any shares of Common Stock (A) distributed pursuant to any Indemnification Claim or Judicial Claim, or (B) available to be distributed pursuant to any pending Indemnification Claim (whether or not contested) or Judicial Claim, in each case in accordance with the terms and conditions of this Escrow Agreement, a Seller's "Available Stock Amount" and, together with a Seller's Available Cash Amount, such Seller's "Seller's Escrowed


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Funds"), to be held and disposed of as herein provided. The aggregate of all
Sellers' Available Cash Amounts and Available Stock Amounts are referred to herein as the "Escrowed Funds."

         SECTION 1. Deposit of the Escrowed Funds. At the Closing, Buyer shall, in the case of the Cash Amount, deliver to the Escrow Agent by wire transfer of immediately available funds and, in the case of the Stock Amount, deliver certificates representing the Common Stock in the amounts and registered in the name of the Sellers, each as set forth on Annex B (as well as with the corresponding signed and signature-guaranteed stock powers (which shall be delivered under separate cover)), to the Escrow Agent and the Escrow Agent shall promptly, after receipt thereof, acknowledge receipt in writing of, the Cash Amount and Stock Amount. The Escrow Agent shall allocate the Cash Amount and the Stock Amount among the Sub-Accounts in the manner and amount set forth on Annex A and Annex B hereto. Each Seller's Available Cash Amount shall be deposited initially into the Goldman Sachs FS Prime Obligations Fund Administration Class
(463), and thereafter shall be invested and liquidated in accordance with
Section 3. The Escrow Agent has no obligation to solicit the deposit of any Stock Amount or Cash Amount.


         SECTION 2. Disposition of Escrowed Funds.

         (a) Each of Buyer and Sellers' Representatives shall only make claims for payment out of a Seller's Escrowed Funds, and the Escrow Agent shall only make payment out of a Seller's Escrowed Funds, in accordance with the following procedures and under the following circumstances:

             (i) In the event that Buyer determines, from time to time, that a Buyer Indemnified Party (as defined in Section 8(b)) is entitled to indemnification pursuant to Sections 10.01, 10.02 or 10.03 of the Purchase Agreement, Buyer shall, if such indemnification is pursuant to Section 10.03 of the Purchase Agreement (other than Section 10.03(a)(iii) or (iv) of the Purchase Agreement), and may, if such indemnification is pursuant to Sections 10.01,
10.02 or 10.03(a)(iii) or (iv) of the Purchase Agreement, deliver simultaneously to the Escrow Agent and Sellers' Representatives a written notice signed by Buyer (A) certifying that a Buyer Indemnified Party is entitled to indemnification pursuant to the Purchase Agreement, (B) indicating the amount of indemnification to which such Buyer Indemnified Party is entitled, (C) indicating the Sub-Accounts, and the allocation thereof, from which payment should be made, (D) indicating the account of such Buyer Indemnified Party to which payment shall be made and (E) directing the Escrow Agent to deliver payment to the Buyer Indemnified Party from the applicable Seller's Escrowed Funds (an "Indemnification Claim" (and shall contain a statement to that effect)). The notice of claim shall only be based on a good faith belief that such claim is valid and shall provide reasonable detail as to the nature of such claim and the facts that serve as a basis therefor. All Indemnification Claims shall be allocated to each Sub-Account in the amounts indicated in subsection
(C). Each Indemnification Claim shall be allocated pro rata among all of the Sub-Accounts, unless the Indemnification Claim arises out of Section 10.02 of the Purchase Agreement, in which case the Indemnification Claim shall be allocated to the Sub-Account or pro rata among the Sub-Accounts of the person or persons whose breach of the Purchase Agreement gave rise to the Indemnification Claim. In no event shall the Escrow Agent


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remove from a Sub-Account any amounts in excess of the amount allocated thereto pursuant to the previous sentence.

             (ii)

                   (A) Upon the receipt by the Escrow Agent of an
             Indemnification Claim (the "Claim Receipt Date"), the Escrow Agent shall promptly thereafter deliver to Buyer from the Escrowed Funds the amount set forth in such Indemnification Claim, unless:

                   (1) prior to the expiration of 40 days after the Claim
             Receipt Date, the Escrow Agent shall have received written notice from the Sellers' Representatives, a copy of which shall be forwarded by the Sellers' Representatives to the Buyer simultaneously with the forwarding thereof to the Escrow Agent, that Sellers' Representatives elect to contest all or a portion of such Indemnification Claim; or

                   (2) prior to the expiration of 40 days after the Claim
             Receipt Date, the Escrow Agent shall have received written notice from the Buyer that such Indemnification Claim has been satisfied other than through operation of this Escrow Agreement (at which point the amounts identified in the Indemnification Claim will no longer be subtracted from the amount of the Cash Account in calculating the Available Cash Amount).

                   (B) If Sellers' Representatives have filed with the Escrow
             Agent a written notification pursuant to Section 2(a)(ii)(A)(1) hereof, then the Escrow Agent shall thereafter deliver to Buyer (1) any uncontested amount set forth in such Indemnification Claim from the Escrowed Funds in accordance with the provisions of Section 2(a)(iii) and Section 2(a)(iv), and (2) the contested amount set forth in such Indemnification Claim from the Escrowed Funds, in each case only in accordance with either: (i) joint written instructions signed by Buyer and Sellers' Representatives and received by the Escrow Agent; or (ii) the provisions of Section 2(a)(vi) below.

             (iii) Subject to the provisions of Sections 2(a)(i) and 2(a)(ii), the Escrow Agent shall make payment in respect of an Indemnification Claim from the applicable Seller's Escrowed Funds in the following amounts and in the following order of priority:

                   (A) first, from such Seller's Available Cash Amount, cash in an amount equal to the lesser of (x) the amount allocated to such Seller's Sub-Account in accordance with the last two sentences of
             Section 2(a)(i) and (y) such Seller's Available Cash Amount; and

                   (B) second, if and to the extent such Indemnification Claim is not satisfied in its entirety by the payment out of such Seller's Available Cash Amount pursuant to clause (A) of this
             Section 2(a)(iii), from such Seller's Available Stock Amount, that number of shares of Common Stock having a value (based on the


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             Agreed Price, as defined below) equal to the lesser of (x) the amount allocated to such Seller's Sub-Account in accordance with the last two sentences of Section 2(a)(i) less any amount paid out of such Seller's Available Cash Amount pursuant to clause (A) of
             Section 2(a)(iii), and (y) the value of such Seller's Available Stock Amount (based on the Agreed Price). For the avoidance of doubt, the Escrow Agent shall not be authorized to make payment to Buyer from a Seller's Available Stock Amount until no funds remain available in a Seller's Available Cash Amount.

             (iv) Payments made by the Escrow Agent in cash from a Seller's Available Cash Amount pursuant to Section 2(a)(iii)(A) or Section 2(a)(vi) shall be made in the form of a wire transfer to the account of the Buyer Indemnified Party specified in the Indemnification Claim, or the Enforcing Party (as defined below) specified in the Judicial Claim (as defined below), to which such payment relates. Payments made by the Escrow Agent in stock from a Seller's Available Stock Amount pursuant to Section 2(a)(iii)(B) or Section 2(a)(vi) shall be made by (A) Buyer's receipt of the applicable deposited certificates for the Available Stock Amount, (B) Buyer's presenting to the Escrow Agent replacement certificates for each Seller's remaining Available Stock Amount and (C) Buyer's stock transfer to the account of, and in the name of, the Buyer Indemnified Party specified in the Indemnification Claim, or the Enforcing Party specified in the Judicial Claim, to which such payment relates.

             (v) The shares of Common Stock placed in escrow hereunder shall, for all purposes of this Escrow Agreement, be valued at $26.50 per share (the "Agreed Price"). For the avoidance of doubt, to the extent a claim is made against a Seller's Available Stock Amount, the amount of shares to be withdrawn from such Available Stock Amount by any Buyer Indemnified Party will be determined on the basis that one share of Common Stock has a value equal to the Agreed Price. In the event that upon the application of the Agreed Price to the Available Stock Amount hereunder, a fractional number of shares are to be so transferred, the number of shares to be so transferred will be determined by rounding down to the next whole number of shares to be withdrawn from such Available Stock Amount.

             (vi) In the event a court of competent jurisdiction has issued a final and nonappealable award or order requiring payment of all or any portion of a Seller's Escrowed Funds to a Seller or a Buyer Indemnified Party, the party hereto entitled to enforce such award or order (the "Enforcing Party") shall promptly deliver to the Escrow Agent and the other parties hereto a written notice (A) attaching such award or order, (B) indicating the account of the Enforcing Party to which payment shall be made, (C) indicating the Sub-Accounts from which the court has ordered that payment shall be made, and (D) directing the Escrow Agent to deliver payment to the Enforcing Party from the Escrowed Funds (a "Judicial Claim"). All Judicial Claims shall be allocated to each Sub-Account as set forth in the court's order; provided that if no allocation is set forth in the court order made with respect to a Judicial Claim, such Judicial Claim shall be allocated pro rata (based on relative values of the Sub-Accounts at the time of the establishment of the escrow under this Escrow Agreement) among all of the Sub-Accounts, unless the Judicial Claim arises out of Section 10.02 of the Purchase Agreement, in which case the Judicial Claim shall be allocated to the Sub-Account or pro rata (based on relative values of the Sub-Accounts at the time of the establishment of the escrow under this Escrow Agreement)


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among the Sub-Accounts of the person or persons whose breach of the Purchase
Agreement gave rise to the Judicial Claim. In no event shall the Escrow Agent remove from a Sub-Account any amounts in excess of the amount allocated thereto pursuant to the previous sentence. The Escrow Agent shall as promptly as reasonably practicable after the receipt of a Judicial Claim (but in no event later than five business days after such receipt) make payment to the Enforcing Party from the applicable Seller's Escrowed Funds in the priority described in
Section 2(a)(iii) and in accordance with the provisions of Section 2(a)(iv), except that if a Seller is an Enforcing Party, Buyer shall present to the Escrow Agent all necessary replacement certificates including certificates deliverable to any Seller as an Enforcing Party.

             (vii) Unless otherwise directed in a writing jointly signed by Sellers' Representatives and Buyer or by a court of competent jurisdiction, as promptly as reasonably practicable after the day that is 12 months after the date hereof, but in no event later than five business days after the day that is 12 months after the date hereof, the Escrow Agent shall deliver to Sellers' Representatives an aggregate amount that is equal to the excess, if any, of (A) all Available Cash Amounts plus all Available Stock Amounts (valued on a per share basis at the Agreed Price), over (B) 50% of the Cash Amount plus 50% of the Stock Amount (valued on a per share basis at the Agreed Price). Payment under this Section 2(a)(vii) shall be made by (x) a wire transfer to the accounts designated in writing by Sellers' Representatives of the cash to be withdrawn from all Available Cash Amounts and (y) delivery of the shares of Common Stock to be withdrawn from all Available Stock Amounts to, and in the name of, the persons designated in writing by Sellers' Representatives.

             (viii) Unless otherwise directed, in each case prior to the Cut-Off Time (as defined below) in a writing signed by Sellers' Representatives and Buyer in the case of an Indemnification Claim, or by the Enforcing Party in the event of a Judicial Claim, as promptly as reasonably practicable after the Cut-Off Time, but in no event later than five business days after the Cut-Off Time, the Escrow Agent shall deliver to Sellers' Representatives an aggregate amount (the "Cut-Off Payment") equal to all Available Cash Amounts and all Available Stock Amounts. Payment under this Section 2(a)(viii) shall be made by
(x) a wire transfer to the accounts designated in writing by Sellers' Representatives of the cash to be withdrawn from all Sellers' Available Cash Amounts and (y) delivery of an amount of shares of Common Stock to be withdrawn from all Available Stock Amounts to, and in the name of, the persons designated in writing by Sellers' Representatives.

             (ix) The Buyer Indemnified Parties may not seek directly from Sellers any portion of an unsatisfied Indemnification Claim resulting from the market price of the Common Stock being below the Agreed Price. Without limiting the foregoing, as a condition precedent to Buyer making any Indemnification Claim hereunder for the indemnification of any Buyer Indemnified Party other than the Buyer and its subsidiaries, such Buyer Indemnified Party shall agree in writing to be bound by the foregoing sentence.

             (x) Notwithstanding the foregoing, the Escrow Agent shall not make any payment in respect of an Indemnification Claim or Judicial Claim that it receives after 5:00 p.m. New York City time on the day that is 24 months after the date hereof, if such day is a business


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day, or if such day is not a business day, the next business day thereafter
(such time, the "Cut-Off Time").

             (xi) The Escrow Agent shall continue to hold and administer, pursuant to the terms hereof, any of the Escrowed Funds retained by the Escrow Agent following payment of the Cut-Off Payment until the final disposition of all pending Indemnification Claims and Judicial Claims in accordance with
Section 2 of this Agreement. Upon final disposition of all such pending Indemnification Claims and Judicial Claims pursuant to Section 2, the Escrow Agent shall then distribute to Sellers the remainder of the Escrow Funds pursuant to Section 2(a)(viii) hereof.

         SECTION 3. Investments; Disposition of Income.

At the written direction of Sellers' Representative, the Escrow Agent shall invest the Escrowed Funds within two (2) business days after receipt of such written direction in (i) United States' government securities or securities of agencies of the United States government which are guaranteed by the United States government and which mature nine months or less from the date of investment, in each case as directed by Sellers' Representative, (ii) debt securities (including certificates of deposit) issued by any bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating in excess of $500 million and whose long-term debt securities have a rating of "A" or higher by Standard and Poor's Rating Service and which mature nine months or less from the date of investment, in each case as directed by Sellers' Representative, (iii) Money market funds having a rating in the highest investment category granted thereby by a recognized credit rating agency, including any fund for which the Escrow Agent or an Affiliate of the Escrow Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (A) the Escrow Agent or an affiliate of the Escrow Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (B) the Escrow Agent charges and collects fees and expenses for services rendered, pursuant to this Escrow Agreement, or
(iv) any other instrument as Buyer and Sellers' Representatives, from time to time, shall jointly designate in writing. Any income received by the Escrow Agent from investments of the Escrowed Funds pursuant to this Section 3 (such income being referred to as "Interest") shall be added to the Escrowed Funds, shall be invested in the Goldman Sachs FS Prime Obligations Fund Administration Class (463) at the instruction of Seller's Representative and distributed as provided in this Escrow Agreement. Periodic statements will be provided to Sellers' Representatives and Buyer reflecting transactions executed in connection with the Escrowed Funds.

         (a) In the event that the Escrow Agent is required to distribute a Seller's Available Cash Amount under Section 2, the Escrow Agent shall sell or liquidate the investments made under Section 3(a) in respect thereto as and to the extent necessary to fund such distribution. The Escrow Agent shall sell or liquidate such investments in accordance with instructions as to priority from Sellers' Representatives. Such sales or liquidations shall be made as promptly as practicable after the Escrow Agent becomes obligated to make such distribution, but in no event later than one business day thereafter.


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         (b) Upon the sale, liquidation or maturity of an investment of Escrowed
Funds, the proceeds shall be deposited into the Goldman Sachs FS Prime Obligations Fund Administration Class (463) pending distribution pursuant to
Section 2.

         (c) Any investment direction contained herein or provided in accordance with the terms hereof may be executed through an affiliated broker of the Escrow Agent and such broker shall be entitled to usual and customary fees.

         SECTION 4. Concerning the Escrow Agent.

         (a) The Escrow Agent shall not be under any duty to give the Escrowed Funds held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder except as directed pursuant to Section 1 and Section 3 of this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto with respect to the subject matter hereof except this Escrow Agreement. The Escrow Agent's duties are ministerial in nature. Except as expressly set forth herein, Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of its duties hereunder.

         (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct in taking any actions or failing to take any actions hereunder. Except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, taxes (not including any taxes of the Escrow Agent measured by or imposed upon income, and not including any franchise or excise taxes), damages and expenses, including reasonable attorneys' fees and disbursements, arising out of or in connection with this Escrow Agreement including the legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder. Without limiting the foregoing, the Escrow Agent shall in no event be liable (i) in connection with its investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, or as a result of any liquidation of any such investment prior to its maturity, including any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment, reinvestment or liquidation of the Escrowed Funds, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or
(iii) for an amount in excess of the value of the Escrowed Funds, valued as of the date of the deposit, but only to the extent of direct money damages. Without limiting the joint and several nature of the obligation of Sellers' Representatives and Buyer vis-a-vis the Escrow Agent pursuant to this Section 4(c), as between themselves, the Sellers' Representatives and Buyer agree that they shall each share 50% of all


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losses, liabilities, claims, actions, taxes, damages and expenses for which the
Escrow Agent is entitled to indemnification hereunder, which, in case of Sellers, shall be satisfied first from the Available Cash Amount and second from the Available Stock Amount. The terms of this Section 4(c) shall survive termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

         (d) The Escrow Agent shall be entitled to rely in good faith upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent may act pursuant to the advice of counsel reasonably acceptable to both Sellers' Representative and Buyer (Patterson, Belknap, Webb and Tyler, LLP being acceptable to both Sellers' Representative and Buyer) with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

         (f) The Escrow Agent does not have any interest in any Escrowed Funds deposited hereunder but is serving as escrow agent only and having only possession thereof. Any payments of income from this Escrow Agreement shall be subject to withholding regulations then in force with respect to United States taxes. Sellers' Representatives shall provide to the Escrow Agent concurrently with execution of this Escrow Agreement, appropriate W-9 or other certification forms for tax identification number certification, or W-8 or other nonresident alien certifications with respect to each of the Sellers. Buyer shall provide a duly completed W-9 to the Escrow Agent concurrently with execution of Escrow Agreement. As between Buyer and Sellers, Sellers agree to pay the taxes applicable to such income

         (g) The Escrow Agent makes no representation and shall not be responsible as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

         (h) Each of the monthly statements identifying transactions hereunder to be provided by the Escrow Agent shall be deemed to be correct and final upon receipt thereof by the Buyer and the Sellers' Representatives unless the Buyer or the Sellers' Representatives notifies the Escrow Agent in writing to the contrary within thirty (30) business days of the date of such statement.

         (i) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (j) Sellers' Representatives and Buyer may jointly remove the Escrow Agent and terminate this Escrow Agreement upon ten (10) days prior written notice signed by both parties.


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Upon such removal and termination, all then existing Escrowed Funds (including all investments) shall be transferred in accordance with the joint written instructions of Sellers' Representatives and Buyer. The Escrow Agent may resign at any time upon giving thirty (30) days prior notice of resignation to Buyer and Sellers' Representatives. Upon receiving such notice of resignation, the Buyer, Sellers, and Sellers' Representatives shall cause a successor escrow agent to be appointed within thirty (30) days after receipt of such notice of resignation received by Buyer and Sellers' Representatives. Upon receiving notice of the appointment of a successor escrow agent, the Escrow Agent shall transfer any and all Escrowed Funds then held hereunder to the successor Escrow Agent. If no successor escrow agent has been appointed within thirty (30) days after receipt of notice of resignation by Buyer and Sellers' Representatives, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief and, pending the appointment of a successor escrow agent, the Escrow Agent shall not, after the expiration of thirty (30) days after receipt by Buyer and Sellers' Representatives of the Escrow Agent's notice of resignation have any further duties, responsibilities, or obligations to perform any services hereunder other than to (i) safekeep the Escrowed Funds and (ii) deliver the Escrowed Funds to the successor escrow agent duly appointed hereunder.

         (k) The Escrow Agent shall have no responsibility for the contents of any court order and may conclusively rely without any liability upon the contents thereof. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

         (l) The Escrow Agent shall be paid and reimbursed, as applicable, by Buyer the fees and expenses for the acceptance and administration of this Escrow Agreement set forth in Annex C attached hereto. All fees shall be paid in United States currency and payable in the United States at the office of the Escrow Agent. Notwithstanding anything in this Escrow Agreement to the contrary, at any time that the Escrow Agent is authorized or directed or otherwise required to make a disbursement or distribution from the Escrowed Funds (A) to the Sellers' Representatives or Sellers, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are fees or expenses or any amounts then due to the Escrow Agent from the Sellers pursuant to Section 4(c) or then due to the Escrow Agent from the Sellers' Representatives pursuant to this Section 4(l); or (B) to Buyer, the Escrow Agent may refrain from making such disbursement or distribution from the Escrowed Funds, without liability, if and to the extent that there are any amounts then due to the Escrow Agent from the Buyer pursuant to Section 4(c) hereof. Upon receipt of payment for such fees or expenses, the Escrow Agent shall promptly make such disbursements or distributions to Buyer.


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The terms of this Section 4(l) shall survive termination of this Escrow
Agreement and resignation or removal of the Escrow Agent.

         (m) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, war or terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

         (n) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (o) All instructions required or permitted hereunder to be delivered by Buyer will need to be delivered to the Escrow Agent in writing, in either original or facsimile form, executed by a person designated by Buyer as authorized to give such notices, requests, permissions, waivers, instructions and communications hereunder. A list of persons designated as authorized to act on Buyer's behalf hereunder is attached hereto as Annex D. The list attached hereto as Annex D will remain in effect until Buyer notifies the Escrow Agent of any change. Buyer shall from time to time deliver to the Escrow Agent a certified list of such Buyer authorized persons. In its capacity as Escrow Agent, the Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided hereunder, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Further to this procedure, the Escrow Agent reserves the right to telephone an authorized person of Buyer to confirm the details of such instructions or documents if they are not already on file with the Escrow Agent as standing instructions. The Escrow Agent and the Buyer agree that the above constitutes a commercially reasonable security procedure. In addition, when the Escrow Agent acts on any information, instructions, communications, (including, but not limited to communications with respect to delivery of securities or the wire transfer of funds) sent by facsimile, the Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Buyer or is not in the form the Buyer sent or intended to send (whether due to fraud, distortion or otherwise). Buyer shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication. The terms of this Section 4(o) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         (p) All instructions required or permitted hereunder to be delivered by Seller's Representatives will need to be delivered to the Escrow Agent in writing, in either original or facsimile form, executed by Sellers' Representatives as authorized to give such notices, requests, permissions, waivers, instructions and communications on behalf of the Sellers hereunder. In its capacity as Escrow Agent, the Escrow Agent will accept all instructions and documents complying with the above under the indemnities provided hereunder, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply. Instructions to invest or reinvest that are received from the Sellers' Representatives after 11:00 a.m. (E.S.T.) will be treated as if received on the following business day in New York. Further to this procedure, the Escrow Agent reserves the right to telephone Sellers' Representatives to confirm the details of such instructions or documents if they are not already on file with the Escrow Agent as standing instructions. The Escrow Agent and Sellers' Representatives agree that the above constitutes a commercially reasonable security procedure. In addition, when the Escrow Agent acts on any information, instructions, communications, (including, but not limited to communications with respect to delivery of securities or the wire transfer of funds) sent by facsimile, the Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Sellers' Representatives or is not in the form the Sellers' Representatives sent or intended to send (whether due to fraud, distortion or otherwise). Sellers' Representatives shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication. The terms of this Section 4(p) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         (q) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrowed Funds, unless the Escrow Agent receives written instructions, signed by Buyer and Sellers'
Representatives, which eliminates such ambiguity or uncertainty.

         (r) In the event of any dispute between or conflicting claims by or among the Buyer, Seller, the Sellers' Representatives, and/or any other person or entity with respect to any Escrowed Funds, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by an order, judgment or decree of a court of competent jurisdiction, whether or not such order, judgment or decree is subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The Escrow Agent shall be authorized to act, and shall not incur any liability for acting, on any order, judgment or decree of a court of competent jurisdiction without further question (whether or not such order is subject to appeal). The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Buyer and Sellers' Representatives.

         (s) Buyer and Sellers' Representatives shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Funds incurred in connection hereunder and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. The terms of this Section 4(s) shall survive termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         (t) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "Citibank, N.A." by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of Escrow Agent, except that the parties under this Escrow Agreement may make reference to "Citibank, N.A." in its capacity as Escrow Agent in any filings made with the Securities and Exchange Commission in respect of the transactions contemplated herein.

         SECTION 5. Sellers' Assets.

         (a) Buyer acknowledges and agrees that, solely with respect to indemnification claims under Section 10.03 of the Purchase Agreement (other than indemnification claims under Section 10.03(a)(iii) or (iv) of the Purchase Agreement), the Buyer Indemnified Parties must first proceed against the Escrowed Funds prior to proceeding directly against Sellers with respect thereto.

         (b) The parties agree that Escrowed Funds are assets of Sellers (and not Buyer or its subsidiaries or any Buyer Indemnified Party) and are placed in escrow solely to secure Sellers' indemnification obligations under the Purchase Agreement. No other person or entity shall have any right, title or interest in or to the Escrowed Funds.

         SECTION 6. Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivery is acknowledged if sent by registered or certified mail, postage prepaid, (b) when received (as identified by the fax transmittal confirmation), if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) when actually delivered, if sent by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party (or such other address as such party may in writing have designated to the other parties prior to such date):

         (a) if to Buyer, to:

             Ionics, Incorporated
             65 Grove Street
             Watertown, Massachusetts  02459
             Fax:  (617) 926-3760
             Tel:  (617) 926-2000
             Attention:  Stephen Korn, Esq.
                         Vice President and General Counsel
             with copies to:

             Testa, Hurwitz & Thibeault, LLP
             125 High Street
             Boston, Massachusetts  02110
             Fax:  (617) 248-7100
             Tel:  (617) 248-7292
             Attention:  Mark H. Burnett, Esq.

         (b) if to Sellers' Representatives or any Seller, to:

             Williams Mullen
             222 Central Park Avenue, Suite 1700
             Virginia Beach, Virginia  23462
             Fax:  (757) 473-0395
             Tel:  (757) 499-8800
             Attention:  Frederick T. Stant

             with copies to:
             Cravath, Swaine & Moore
             Worldwide Plaza
             825 Eighth Avenue
             New York, New York  10019
             Fax:  (212) 474-3700
             Tel:  (212) 474-1000
             Attention:  Alan Stephenson, Esq.

         (c) if to the Escrow Agent, to:

             Citibank, N.A. - Escrow Services
             111 Wall Street (14th Floor)
             New York, New York  10043
             Fax:  (212) 657-2762
             Tel:  (212) 657-6015
             Attention:  Camille Tomao

             with copies to:

             Patterson, Belknap, Webb & Tyler LLP
             1133 Avenue of the Americas, Suite 2200
             New York, New York  100036-6710
             Fax:  (212) 336-2222
             Tel:  (212) 336-2301
             Attention:  Herman H. Raspe, Esq.

                  All written notices, requests, permissions, waivers, instructions and communications from Buyer to the Escrow Agent shall be signed by a person designated by Buyer as authorized to give such notices, requests, permissions, waivers, instructions and communications hereunder. A list of persons designated as authorized to act on its behalf hereunder is attached hereto as Annex D. Buyer shall from time to time deliver to Escrow Agent a certified list of such Buyer authorized persons.

         SECTION 7. Termination. This Escrow Agreement shall automatically terminate upon the complete distribution of all Cash Amounts and all Stock Amounts in accordance with the terms hereof.

         SECTION 8. Miscellaneous.

         (a) This Escrow Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted violation of this Section 8(a) shall be void.

         (b) As used herein the term "Buyer Indemnified Party" shall refer to each of Buyer and its affiliates (including the Companies and their subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives.

         (c) This Escrow Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Escrow Agreement shall become effective when each party hereto shall have received a counterpart, or facsimile of a counterpart, of this Escrow Agreement, each signed by the other party or parties hereto or thereto.

         (d) This Escrow Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder. This Escrow Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         (e) THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF THE STATE OF NEW YORK.

         (f) Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Escrow Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this paragraph. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         (g) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or disputes relating hereto or thereto. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into this Escrow Agreement by, among other things, the mutual waivers and certifications in this paragraph.

         (h) This Escrow Agreement may be amended in writing by the parties. This Escrow Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. In the case of the Sellers the provisions of Section 8(j) will apply.

         (i) The Sellers' Representatives, on behalf of each of the Sellers, acknowledge and agree that each Seller will provide its correct Taxpayer Identification Number to the Escrow Agent. The Sellers and the Buyer agree that the Escrow Agent will report (at the end of the applicable calendar year and without regard for the distribution or lack of distribution thereof) on the applicable forms 1099 (and corresponding IRS reports) all Interest earned under this Escrow Agreement as taxable income of the Sellers (allocated to each of the Sellers based on the proportionate Sellers' allocations specified in Annex B hereto) to the Internal Revenue Service or other Taxing Authority (as defined in the Purchase Agreement). The Escrow Agent (or Buyer, if Buyer is the withholding agent) shall be permitted to report and withhold any required Taxes as it determines it may be required by any law or regulation in effect, and remit such Taxes to the appropriate Taxing Authorities, and the Sellers' Representatives, on behalf of each of the Sellers, acknowledge and agree that the Sellers will hold the Escrow Agent (and Buyer, if Buyer is the withholding agent) harmless from and against any such Taxes.

         (j) The Sellers' Representatives have been duly appointed by each of the Seller to act as their agent/power of attorney in all respects with respect to this Escrow Agreement and the Escrow Agent may rely on such authority for all purposes hereunder until such time the Escrow Agent receives written notice to the contrary from one or more of the Sellers in form acceptable to the Escrow Agent and with such supporting documentation that is reasonably necessary.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   [Escrow Agreement Signature Page]

                                           THE LYMAN B. DICKERSON REVOCABLE
                                           TRUST DATED SEPTEMBER 9, 1996, OR ANY
                                           SUCCESSOR TRUSTEE, AS AMENDED


                                           By:  /s/ Lyman B. Dickerson
                                              ----------------------------------
                                                LYMAN B. DICKERSON, Trustee

                                           February 13, 2004
                                           Date Signed


                                           THE DOUGLAS G. DICKERSON REVOCABLE
                                           TRUST DATED JUNE 22, 1988, OR ANY
                                           SUCCESSOR TRUSTEE, AS AMENDED


                                           By:  /s/ Douglas G. Dickerson
                                              ----------------------------------
                                                DOUGLAS G. DICKERSON, Trustee

                                           February 13, 2004
                                           Date Signed


                                           THE RICHARD DICKERSON REVOCABLE
                                           TRUST DATED MARCH 5, 1993, OR ANY
                                           SUCCESSOR TRUSTEE, AS AMENDED


                                           By:  /s/ Douglas G. Dickerson
                                              ----------------------------------
                                                DOUGLAS G. DICKERSON, Co-Trustee

                                           February 13, 2004
                                           Date Signed


                                           By:  /s/ Marguerite W. Dickerson
                                              ----------------------------------
                                                MARGUERITE W. DICKERSON, Co-
                                                Trustee

                                           February 13, 2004
                                           Date Signed

                                   [Escrow Agreement Signature Page]

                                           THE LYMAN DICKERSON IRREVOCABLE
                                           TRUST, DATED JULY 1, 1991


                                           By:   /s/ Lyman B. Dickerson-
                                              ----------------------------------
                                                 LYMAN B. DICKERSON, Trustee

                                           February 13, 2004
                                           Date Signed


                                           By:   /s/ Charles C. Kline
                                              ----------------------------------
                                                 CHARLES C. KLINE, Independent
                                                 Trustee

                                           February 13, 2004
                                           Date Signed


                                           THE DOUGLAS DICKERSON IRREVOCABLE
                                           TRUST NO. 3, DATED JULY 1, 1991


                                           By:     /s/ Douglas G. Dickerson
                                              ----------------------------------
                                                   DOUGLAS G. DICKERSON, Trustee

                                           February 13, 2004
                                           Date Signed


                                           By:      /s/ Frederick T. Stant
                                              ----------------------------------
                                                    FREDERICK T. STANT, III,
                                                    Independent Trustee

                                           February 13, 2004
                                           Date Signed

                                   [Escrow Agreement Signature Page]


                                           THE RICHARD DICKERSON IRREVOCABLE
                                           TRUST NO. 3, DATED JULY 1, 1991

                                           By:     /s/ Douglas G. Dickerson
                                              ----------------------------------
                                                   DOUGLAS G. DICKERSON, Trustee

                                           February 13, 2004
                                           Date Signed


                                           By:  /s/ Marguerite W. Dickerson
                                              ----------------------------------
                                                MARGUERITE W. DICKERSON, Co-
                                                Trustee

                                           February 13, 2004
                                           Date Signed


                                           By:  /s/ Frederick T. Stant
                                              ----------------------------------
                                                FREDERICK T. STANT, III,
                                                Independent Trustee

                                           February 13, 2004
                                           Date Signed

                                   [Escrow Agreement Signature Page]


                                           /s/ Lyman B. Dickerson
                                           -------------------------------------
                                           LYMAN B. DICKERSON

                                           February 13, 2004
                                           Date Signed


                                           /s/ Douglas G. Dickerson
                                           -------------------------------------
                                           DOUGLAS G. DICKERSON

                                           February 13, 2004
                                           Date Signed


                                           THE ESTATE OF RICHARD C. DICKERSON


                                           By: /s/ Douglas G. Dickerson
                                              ----------------------------------
                                               DOUGLAS G. DICKERSON, Co-Executor

                                           February 13, 2004
                                           Date Signed


                                           By: /s/ Marguerite W. Dickerson
                                              ----------------------------------
                                               MARGUERITE W. DICKERSON,
                                               Co-Executor

                                           February 13, 2004
                                           Date Signed

                                           IONICS, INCORPORATED


                                           By:  /s/ Stephen Korn
                                              ----------------------------------
                                                Stephen Korn
                                                Vice President and General
                                                Counsel


                                           CITIBANK, N.A., AS ESCROW AGENT


                                           By:  /s/ Camille Tomao
                                              ----------------------------------
                                                Camille Tomao
                                                Vice President

Schedules and Exhibits Omitted in Accordance With Item 601(b)(2) of Regulation
S-K

Annex A-Allocation among Sub-Accounts win regards to the Cash Amount

Annex B-Allocation among Sub-Accounts with regards to the Stock Amount

Annex C-Schedule of Fees

Annex D-Ionics Authorized Person Information



Ionics will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Ionics may request confidential treatment pursuant to Rule 24-2 of the Exchange Act for any schedule or exhibit so furnished.